DRAFFIN & TUCKER, LLP                                  EXHIBIT 23.1
Certified Public Accountants



CONSENT OF DRAFFIN & TUCKER, LLP


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 29, 2000 (no. 333-50870) of Southwest Georgia Financial Corporation of our reports, dated January 23, 2001 included in the December 31, 2000 Annual Report on Form 10-K of Southwest Georgia Financial Corporation.


/s/DRAFFIN & TUCKER, LLP


Albany, Georgia
March 28, 2001